SCHEDULE 14C INFORMATION
INFORMATION STATEMENT PURSUANT TO SECTION 14(C) OF THE
SECURITIES EXCHANGE ACT OF 1934
(AMENDMENT NO.)

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GPS Funds I
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GPS Funds I
1655 Grant Street
10th Floor
Concord, California 94520-2445

GuideMarkSM Small/Mid Cap Core Fund

IMPORTANT NOTICE OF INTERNET AVAILABILITY OF INFORMATION STATEMENT

This communication presents only an overview of the more complete Information Statement that is available to you on the Internet relating to the GuideMarkSM Small/Mid Cap Core Fund (the “Fund”), a series of GPS Funds I (the “Trust”).  We encourage you to access and review all the important information contained in the Information Statement.

The Information Statement describes a recent change involving the investment management of the Fund.  AssetMark, Inc. (“AssetMark”), as investment advisor to the Trust, identifies, hires, and monitors asset managers to serve as sub-advisors for the funds in the Trust.  Under an exemptive order from the U.S. Securities and Exchange Commission (the “SEC”), AssetMark is permitted to change sub-advisors and sub-advisory agreements without obtaining approval from fund shareholders, provided that the Trust’s Board of Trustees approves the arrangement.

On December 18, 2013, the Board of Trustees approved a new sub-advisory agreement between AssetMark and Wellington Management Company, LLP (“Wellington Management”), pursuant to which Wellington Management serves as a sub-advisor to the Fund.  Wellington Management is a Massachusetts limited liability partnership with principal offices located at 280 Congress Street, Boston, Massachusetts 02210.  Wellington Management replaced Pyramis Global Advisors, LLC as the sub-advisor to the Fund and began managing the Fund on January 21, 2014.  A more detailed description of Wellington Management and its investment operations, and information about the new sub-advisory agreement with Wellington Management, is included in the Information Statement.

This Notice of Internet Availability of the Information Statement is being mailed on or about April 11, 2014 to shareholders of record of the Fund as of March 31, 2014.  The full Information Statement will be available for printing on the Fund’s website at http://www.assetmark.com///.html until July 10, 2014.  A paper or email copy of the full Information Statement may be obtained, without charge, by contacting the Fund at (888) 278-5809.  If you would like to receive a paper or e-mail copy of the full Information Statement, you must request one.

WE ARE NOT ASKING YOU FOR A PROXY AND YOU ARE REQUESTED NOT TO SEND US A PROXY.

GPS Funds I
1655 Grant Street
10th Floor
Concord, California 94520-2445

April 11, 2014

Dear GuideMarkSM Small/Mid Cap Core Fund Shareholders:

We are pleased to notify you of a recent change involving the investment management of the GuideMarkSM Small/Mid Cap Core Fund (the “Fund”).

As you know, AssetMark, Inc. (“AssetMark”), as investment advisor to GPS Funds I (the “Trust”), identifies, hires, and monitors asset managers to serve as sub-advisors for the funds in the Trust.  Under an exemptive order (the “Exemptive Order”) from the U.S. Securities and Exchange Commission (the “SEC”), AssetMark is permitted to change sub-advisors and sub-advisory agreements without obtaining approval from fund shareholders, provided that the Trust’s Board of Trustees (the “Board”) approves the arrangement.  The attached Information Statement provides information required by the Exemptive Order and SEC rules regarding the hiring of a new sub-advisor for the Fund.  The Information Statement will be available on the Fund’s website at http://www.assetmark.com/about/funds/informationstatements.html until July 10, 2014.  A paper or email copy of the full Information Statement may be obtained, without charge, by contacting the Fund at (888) 278-5809.

On December 18, 2013, the Board approved a new sub-advisory agreement between AssetMark and Wellington Management Company, LLP (“Wellington Management”), pursuant to which Wellington Management serves as a sub-advisor to the Fund.  Wellington Management is a Massachusetts limited liability partnership with principal offices located at 280 Congress Street, Boston, Massachusetts 02210.  Wellington Management replaced Pyramis Global Advisors, LLC (“Pyramis”) as a sub-advisor to the Fund and began managing the Fund on January 21, 2014.  A more detailed description of Wellington Management and its investment operations, and information about the new sub-advisory agreement with Wellington Management, is included in the Information Statement.

I encourage you to read the attached Information Statement, which contains information about the new sub-advisory agreement with Wellington Management.

Sincerely,

/s/ Carrie E. Hansen
Carrie E. Hansen
Trustee and President, GPS Funds I

GPS Funds I
1655 Grant Street
10th Floor
Concord, California 94520-2445

INFORMATION STATEMENT

This Information Statement (the “Statement”) is being furnished on behalf of GPS Funds I (the “Trust”) to inform shareholders about a recent change involving the investment management of the GuideMarkSM Small/Mid Cap Core Fund (the “Fund”).  The Board of Trustees of the Trust (the “Board” or the “Trustees”) approved a sub-advisory agreement (the “New Sub-Advisory Agreement”) between Wellington Management Company, LLP (“Wellington Management”), and AssetMark, Inc. (“AssetMark” or the “Advisor”) at an in-person meeting held on December 18, 2013 (the “December Meeting”).  Wellington Management replaced Pyramis Global Advisors, LLC (“Pyramis”) as a sub-advisor to the Fund and began managing the Fund on January 21, 2014.

The New Sub-Advisory Agreement was approved by the Board upon the recommendation of the Advisor, without shareholder approval, as is permitted by the exemptive order (the “Exemptive Order”) of the U.S. Securities and Exchange Commission (the “SEC”), issued to the Advisor and the Trust on May 6, 2002.  A notice of Internet availability of this Statement is being mailed on or about April 11, 2014 to shareholders of record of the Fund as of March 31, 2014.  The Statement will be available on the Fund’s website at http://www.assetmark.com/about/funds/informationstatements.html until July 10, 2014.  A paper or email copy of the full Statement may be obtained, without charge, by contacting the Fund at (888) 278-5809.  The Fund will pay the costs associated with preparing and distributing this Statement to its shareholders.  WE ARE NOT ASKING YOU FOR A PROXY AND YOU ARE REQUESTED NOT TO SEND US A PROXY.

INTRODUCTION

AssetMark is the investment advisor for each series of the Trust, including the Fund.  Section 15(a) of the Investment Company Act of 1940, as amended (the “1940 Act”), generally requires that the shareholders of a mutual fund approve an agreement pursuant to which a person serves as the investment advisor (including sub-advisor) of the mutual fund.  The Advisor has obtained the Exemptive Order from the SEC, which permits the Trust and the Advisor, subject to certain conditions and approval by the Board, to hire and retain unaffiliated sub-advisors and modify sub-advisory arrangements without shareholder approval.  Under the Exemptive Order, the Advisor may act as a manager of managers for some or all of the series of the Trust, and the Advisor oversees the provision of portfolio management services to the series by the sub-advisors.  The Advisor has ultimate responsibility—subject to oversight by the Board—to oversee the sub-advisors and recommend the hiring, termination, and replacement of the sub-advisors.

Consistent with the terms of the Exemptive Order, the Board, including a majority of the Trustees who are not “interested persons” (as that term is defined in the 1940 Act) of the Trust or the Advisor (the “Independent Trustees”), authorized AssetMark to appoint Wellington Management as the sub-advisor to the Fund and approved the New Sub-Advisory Agreement.

The Trust and the Advisor must comply with certain conditions when acting in reliance on the relief granted in the Exemptive Order. These conditions require, among other things, that within ninety days of entering into a new sub-advisory agreement, the affected fund will notify its shareholders of the changes. This Statement provides such notice of the changes and offers details regarding Wellington Management and the New Sub-Advisory Agreement.

INVESTMENT ADVISORY ARRANGEMENTS

The Investment Advisor

The Advisor, located at 1655 Grant Street, 10th Floor, Concord, California 94520-2445, serves as the investment advisor for the Fund.  The Advisor is registered as an investment advisor with the SEC under the Investment Advisers Act of 1940, as amended (the “Advisers Act”).  AssetMark provides investment consulting and administrative services to advisors and broker-dealers and currently administers in excess of $21.5 billion in investor assets, including mutual funds, variable annuities, exchange-traded funds, and privately managed accounts.

The Advisor provides investment advisory services to the Fund pursuant to the Investment Advisory Agreement between the Trust and the Advisor (the “Advisory Agreement”).  The Trust employs the Advisor generally to manage the investment and reinvestment of the assets of each of its funds.  In so doing, the Advisor may engage one or more sub-advisors to carry out the investment program of each fund, subject to the approval of the Board. The Advisor reviews, oversees, and (when appropriate) administers the investment program of each fund.  The Advisor furnishes periodic reports to the Board regarding the investment program and performance of the funds.

Pursuant to the Advisory Agreement, the Advisor has overall supervisory responsibility for the general management and investment of the Fund’s securities portfolio, and, subject to review and approval by the Board, (i) sets the Fund’s overall investment strategies; (ii) in some cases, manages the Fund’s portfolio of investments; (iii) in other cases, evaluates, selects, and recommends one or more sub-advisor(s) to manage all or a portion of the Fund’s assets; (iv) when appropriate, allocates and reallocates the Fund’s assets among sub-advisors; (v) monitors and evaluates the performance of each sub-advisor, including the sub-advisor’s compliance with the investment objectives, policies, and restrictions of the Fund; and (vi) implements procedures to ensure that each sub-advisor complies with the Fund’s investment objective, policies, and restrictions.

For providing these services to the Fund, the Trust pays the Advisor an advisory fee at the annual rate of 0.75% of the Fund’s assets.  The Trust and the Advisor have entered into a Fee Waiver Agreement, designed to provide Fund shareholders with the economic benefits of economies of scale that may be realized as Fund assets increase.  Under the Fee Waiver Agreement, the Advisor has contractually agreed with the Trust, at least through July 31, 2015, to waive 0.025% of each Fund’s annual advisory fee on Trust assets in excess of $6 billion and an additional 0.025% of each Fund’s annual advisory fee on Trust assets in excess of $12 billion.

In addition, the Advisor has entered into an Expense Limitation Agreement, under which the Advisor has agreed to waive fees and/or assume expenses otherwise payable by the Fund to the extent necessary to ensure that the Fund’s Total Annual Fund Operating Expenses do not exceed 1.09% (excluding distribution (12b-1) fees, administrative service fees, taxes, interest, trading costs, acquired fund expenses, expenses paid with securities lending expense offset credits and non-routine expenses) through July 31, 2015.  Under the Expense Limitation Agreement, the Advisor is entitled to be reimbursed for fees waived and expenses assumed for a period of three years following such waiver/assumption, to the extent that such reimbursement will not cause the Fund to exceed any applicable expense limitation that was in place for the Fund at the time of the fee waiver/assumption or at the time that the Advisor is reimbursed.  The Expense Limitation Agreement may not be terminated prior to July 31, 2015, unless the Board consents to an earlier revision or termination.

After giving effect to the expense limitation arrangements, the Fund paid the Advisor advisory fees equal to $592,024 for the fiscal year ended March 31, 2013.  For the fiscal year ended March 31, 2013, the Fund’s total expense ratio was above the maximum of 1.09% (excluding distribution (12b-1) fees, administrative service fees, taxes, interest, trading costs, acquired fund expenses, expenses paid with securities lending expense offset credits and non-routine expenses), and, as a result, the Advisor waived a portion of its investment advisory fees or made payments to limit Fund expenses.

The following Trustee and officers of the Trust are also officers and/or employees of the Advisor or its affiliates: Carrie E. Hansen serves as Trustee and President of the Trust and as Senior Vice President and Chief Operations Officer of the Advisor; Starr E. Frohlich serves as Vice President and Treasurer of the Trust and as Director of Fund Administration of the Advisor; John Koval serves as Chief Compliance Officer and AML Officer of the Trust and is an employee of the Advisor; and Simi Gill serves as Secretary of the Trust and is an employee of the Advisor.  The address of these individuals is 1655 Grant Street, 10th Floor, Concord, California 94520-2445.

Wellington Management Company, LLP

Wellington Management is a Massachusetts limited liability partnership with principal offices located at 280 Congress Street, Boston, Massachusetts 02210.  Wellington Management is registered as an investment advisor under the Advisers Act.  The New Sub-Advisory Agreement is dated January 21, 2014.

The New Sub-Advisory Agreement was approved by the Board at the December Meeting.  Wellington Management is not an affiliated person of the Trust or the Advisor and discharges its responsibilities subject to the oversight of the Advisor.  The hiring of Wellington Management to serve as a sub-advisor to the Fund was concurrent with the termination of the sub-advisory agreement with Pyramis, pursuant to which Pyramis had served as a sub-advisor of the Fund since April 1, 2011.

Wellington Management is compensated out of the fees the Advisor receives from the Fund.  There will be no increase in the advisory fees paid by the Fund to the Advisor as a consequence of the appointment of Wellington Management or the approval of the New Sub-Advisory Agreement.  The fees paid by the Advisor to Wellington Management depend upon the fee rates negotiated by the Advisor.

The name and principal occupation of the principal executive officers and directors of Wellington Management are listed below.  The address of each principal executive officer, as it relates to the person’s position with Wellington Management is 280 Congress Street, Boston, Massachusetts 02210.

Name	Position(s)
John F. Averill	Senior Vice President, Partner and Executive Committee Member
Louis Chabrier	Senior Vice President, Partner and Executive Committee Member
Nicolas M. Choumenkovitch	Senior Vice President, Partner and Executive Committee Member
Cynthia M. Clarke	Senior Vice President, Partner and Chief Legal Officer
Cheryl M. Duckworth	Managing Director, Partner and Executive Committee Member
Ray E. Helfer	Managing Director, Partner and Executive Committee Member
Ian R. Link	Director, Partner and Executive Committee Member
Nancy M. Morris	Vice President and Chief Compliance Officer
Phillip H. Perelmuter	Senior Vice President, Managing Partner and Executive Committee Member
Edward J. Steinborn	Senior Vice President, Partner and Chief Financial Officer
Brendan J. Swords	President, Managing Partner and Executive Committee Member
Perry M. Traquina	Chief Executive Officer, Managing Partner and Executive Committee Member

The New Sub-Advisory Agreement

The New Sub-Advisory Agreement was approved by the Board at the December Meeting, which was called for, among other reasons, the purpose of approving the New Sub-Advisory Agreement for an initial term continuing through January 21, 2016.  Thereafter, continuance of the New Sub-Advisory Agreement will require the annual approval of the Board, including a majority of the Independent Trustees.  The New Sub-Advisory Agreement provides that it will terminate immediately in the event of its assignment (within the meaning of the 1940 Act) or upon the termination of the Fund’s investment advisory agreement with the Advisor, except as otherwise provided by applicable law or the Exemptive Order.

The material terms of the New Sub-Advisory Agreement, other than the rate of compensation to be paid by the Advisor to Wellington Management, are substantially similar to the terms of the previous sub-advisory agreement with Pyramis.  Each agreement provides that the sub-advisor, subject to the oversight of the Advisor and the Board, is responsible for managing the investment operations of its allocated portion of the Fund’s portfolio and for making investment decisions and placing orders to purchase and sell securities, all in accordance with the investment objectives and policies of the Fund, as reflected in its current prospectus and statement of additional information and as may be amended from time to time by the Board.  Each agreement also provides that the sub-advisor is responsible for expenses related to its activities under the agreement, other than the cost of securities, commodities, and other investments (including brokerage commissions and other transaction charges, if any) purchased or otherwise acquired, or sold or otherwise disposed of, for the Fund.  The New Sub-Advisory Agreement provides for Wellington Management to be compensated from the fees that the Advisor receives from the Fund based on the average daily net assets of the Fund that are allocated to Wellington Management.

The New Sub-Advisory Agreement may be terminated at any time, without the payment of any penalty, by:  (i) the vote of a majority of the Board, the vote of a majority of the outstanding voting securities (as defined in the 1940 Act) of the Fund, or the Advisor, on not less than 30 days’ written notice to Wellington Management; or (ii) Wellington Management, on not less than 60 days’ written notice to the Advisor and the Trust.

The New Sub-Advisory Agreement provides that, in the absence of willful misfeasance, bad faith, negligence, or reckless disregard in the performance of its duties thereunder, Wellington Management will not be liable for any loss arising out of any portfolio investment or disposition in connection with its activities as sub-advisor to the Fund.

Board Approval of the New Sub-Advisory Agreement

At the December Meeting, AssetMark recommended that the Board approve the New Sub-Advisory Agreement after evaluating a number of other possible investment managers.  The Advisor’s determination to recommend Wellington Management was based on a number of factors, including the performance of Wellington Management’s small/mid cap strategy, as well as its diversification across the capitalization spectrum and the factors that typically drive the strategy’s performance.

At the December Meeting, the Trustees, including the Independent Trustees, considered various materials requested by counsel on behalf of the Independent Trustees related to the New Sub-Advisory Agreement, including (1) a copy of the proposed form of sub-advisory agreement between Wellington Management and the Advisor, on behalf of the Fund; (2) Wellington Management’s responses to the Advisor’s due diligence questionnaire, including information on Wellington Management’s investment process; (3) Wellington Management’s Form ADV disclosures; (4) a description of the Advisor’s selection and recommendation process with respect to Wellington Management, and the reasons for such recommendation; (5) information describing the nature, quality and extent of services that Wellington Management would provide to the Fund, and the proposed sub-advisory fee payable to Wellington Management; (6) information concerning Wellington Management’s business and operations, investment team, compliance program and internal procedures, including biographical information for the investment professionals that would be responsible for the day-to-day management of Wellington Management’s allocated portion of the Fund’s portfolio; and (7) information regarding the financial condition of Wellington Management.  The Trustees also considered the recommendations of the Advisor with respect to Wellington Management and the methods and resources the Advisor utilizes in its efforts to identify and engage sub-advisors for the Funds.

In considering the New Sub-Advisory Agreement, the Trustees considered the following factors, to the extent they were applicable:  (1) the nature, quality and extent of the services to be provided by Wellington Management; (2) the investment performance of Wellington Management; (3) the costs of the services to be provided and profits to be realized by Wellington Management and its affiliates from the relationship with the Fund, including any “fall-out” benefits; (4) the extent to which economies of scale would be realized as the Fund grows; and (5) whether fee levels reflect those economies of scale for the benefit of Fund investors.

The Independent Trustees were assisted by independent counsel throughout the review process.  The Independent Trustees relied upon the advice of independent counsel and their own business judgment in determining the material factors to be considered in evaluating the New Sub-Advisory Agreement and the weight to be given to each such factor.  The conclusions reached by the Independent Trustees were based on a comprehensive evaluation of all of the information provided and were not the result of any one factor.  Moreover, each Independent Trustee may have afforded different weight to the various factors in reaching his conclusions with respect to the New Sub-Advisory Agreement.

Nature, Quality and Extent of Services

The Trustees considered the nature, quality and extent of services that Wellington Management would provide to the Fund.  The Trustees discussed the specific investment process to be employed by Wellington Management in managing the Fund, the qualifications of Wellington Management’s portfolio management team with regard to implementing the Fund’s investment mandate and Wellington Management’s performance record as compared to a relevant benchmark.  The Trustees considered Wellington Management’s organization, personnel and operations.  The Trustees also considered the Advisor’s review and selection process with respect to Wellington Management and the Advisor’s favorable assessment as to the nature and quality of the sub-advisory services expected to be provided by Wellington Management.

Based on their consideration and review of the foregoing factors, the Trustees concluded that the nature, quality and extent of the sub-advisory services to be provided by Wellington Management, as well as Wellington Management’s ability to render such services based on its experience, organization and resources, were appropriate for the Fund in light of the Fund’s investment objective, policies and strategies.

Sub-Advisory Fees

The Trustees considered the compensation to be paid to Wellington Management by the Advisor in conjunction with the services that would be rendered to the Fund.  The Trustees also considered comparisons of the fees to be paid by the Advisor to Wellington Management with fees charged by Wellington Management to its other clients.  In addition, the Trustees considered the recommendation of the Advisor with respect to Wellington Management and the Advisor’s representation that the fees to be paid to each sub-advisor were the result of an arms-length negotiation.  The Trustees considered that the sub-advisory fees would be paid by the Advisor to Wellington Management and would not be additional fees borne by the Fund.  The Trustees concluded that, in light of the quality and extent of the services to be provided, the proposed fees to be paid to Wellington Management were reasonable.

The Trustees also considered “fall-out” or ancillary benefits that may potentially accrue to Wellington Management or its affiliates in the future because of its relationship with the Fund.  The Trustees concluded that the benefits that might accrue to Wellington Management or its affiliates were reasonable.

Investment Performance

Because Wellington Management had not commenced providing sub-advisory services to the Fund at the time of the Trustees’ consideration of the New Sub-Advisory Agreement, the Trustees could not consider Wellington Management’s investment performance with respect to its management of the Fund as a factor in evaluating the New Sub-Advisory Agreement.  However, the Trustees did consider Wellington Management’s historical performance record in managing other funds and accounts, and the Trustees also considered Wellington Management’s historical performance records compared to a relevant benchmark.

The Trustees concluded that the historical performance record for Wellington Management, viewed together with the other relevant factors considered by the Trustees, supported a decision to approve the New Sub-Advisory Agreement.

Profitability and Economies of Scale

The Trustees did not consider the profitability of Wellington Management to be a material factor based on representations from the Advisor that it negotiated the New Sub-Advisory Agreement, including the sub-advisory fees, with Wellington Management on an arm’s-length basis.

The Trustees concluded that it was appropriate to revisit the potential for economies of scale in connection with future annual reviews of the New Sub-Advisory Agreement.

Conclusion

After consideration of the foregoing factors, and such other matters as were deemed relevant, and with no single factor being determinative to their decision, the Trustees—including a majority of the Independent Trustees—with the assistance of independent counsel concluded to approve the New Sub-Advisory Agreement, including the fees payable thereunder, with Wellington Management for the Fund.

GENERAL INFORMATION

Administrative and Accounting Services

U.S. Bancorp Fund Services, LLC (“USBFS”), located at 615 East Michigan Street, Milwaukee, Wisconsin 53202, serves as the Trust’s administrator and monitors the compliance of the Trust.

Principal Distribution Arrangements

Capital Brokerage Corporation, located at 6620 West Broad Street, Building 2, Richmond, Virginia 23230, an affiliate of the Advisor, acts as the distributor (the “Distributor”) the Trust’s shares pursuant to a Distribution Agreement with the Trust.

Payments to Affiliated Brokers

For the fiscal year ended March 31, 2013, the Fund did not pay any commissions to affiliated brokers.

Record of Beneficial Ownership

As of March 31, 2014, the Fund had 1,957,305 Service Shares outstanding, and net assets of $32,510,829.  The direct and indirect owners of more than 5% of the outstanding shares of the Service Shares as of March 31, 2014, are listed below:

Service Shares

Name and Address	Shares	% Ownership	Type of Ownership
AssetMark Trust Company FBO AssetMark, Inc. and Mutual Clients and FBO Other Custodial Clients 3200 North Central Avenue Phoenix, AZ 85012-2425	753,929	39%	Record
Pershing LLC Attn: Mutual Funds PO Box 2052 Jersey City, NJ 07303-2052	665,210	34%	Record
TD Ameritrade Inc. For the exclusive benefit of our clients PO Box 2226 Omaha, NE 68103-2226	457,969	23%	Record

As of March 31, 2014, the Institutional Shares had 2,664,868 Institutional Shares outstanding, and net assets of $44,689,829.  The direct and indirect owners of more than 5% of the outstanding shares of the Institutional Shares as of March 31, 2014, are listed below:

Institutional Shares

Name and Address	Shares	% Ownership	Type of Ownership
U.S. Bank FBO GuidePathSM Strategic Asset Allocation Fund PO Box 1787 Milwaukee, WI 53201-1787	1,318,004	49%	Record
U.S. Bank FBO GuidePathSM Tactical Constrained SM Asset Allocation PO Box 1787 Milwaukee, WI 53201-1787	902,101	34%	Record
U.S. Bank FBO GuidePathSM Tactical Unconstrained SM Asset Allocation PO Box 1787 Milwaukee, WI 53201-1787	444,762	17%	Record

SHAREHOLDER REPORTS

Additional information about the Fund is available in the Trust’s annual and semi-annual reports to shareholders.  In the Trust’s annual report, you will find a discussion of the market conditions and investment strategies that significantly affected the Fund’s performance during its last fiscal year.  The Trust’s most recent annual report for the period ended March 31, 2013 has been sent to shareholders.  A copy of the Trust’s most recent shareholder reports may be obtained, without charge, by writing the Trust, care of U.S. Bancorp Fund Services, LLC, 615 East Michigan Street, Milwaukee, Wisconsin 53202, or by calling (888) 278-5809 (toll-free).